Exhibit 10.2

Amendment to General Release and Severance agreement

This amendment to General Release and Severance Agreement (this “Amendment”) is effective as of March 19, 2021 (the “Effective Date”) and is entered into by and between Edward Karr (the “Employee”) and U.S. Gold Corp., a Nevada corporation (the “Company”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in that certain General Release and Severance Agreement, which was approved by the Company’s Board of Directors on March 10, 2021, by and between the Employee and the Company (the “Separation Agreement”).

WHEREAS, in connection with the Employee’s termination of employment with the Company, the Company and the Employee entered into the Separation Agreement, which provided, among other things, that all equity awards granted by the Company to the Employee pursuant to the Equity Plans shall become fully vested as of the Separation Date;

WHEREAS, the Separation Agreement may only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and the Employee mutually desire and agree to amend the Separation Agreement to provide that the restricted stock units granted to the Employee pursuant to that certain Restricted Stock Unit Award Agreement, dated September 18, 2019, by and between the Employee and the Company (the “Award Agreement”), shall not become fully vested on the Separation Date but shall instead remain outstanding pursuant to the terms and conditions of the Award Agreement, as amended, and the 2020 Plan.

NOW, THEREFORE, in consideration of the mutual promises, conditions, and covenants contained herein and in the Separation Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree to amend the Separation Agreement, effective as of the Effective Date, as follows:

1. The first paragraph of Section 4 of the Separation Agreement is amended by deleting said paragraph in its entirety and replacing it with the following new paragraph:

In consideration of this Agreement and the release herein, his compliance with his obligations hereunder, and his waiver of any right or eligibility to receive any future change in control, transaction bonus, sale bonus, or similar payments, the Company will provide Employee with the following: any equity awards granted to Employee by the Company pursuant to its 2014 Equity Incentive Plan (the “2014 Plan”), 2017 Equity Incentive Plan (the “2017 Plan”), or 2020 Stock Incentive Plan (the “2020 Plan”, the 2014 Plan, 2017 Plan, and 2020 Plan are collectively referred to herein as, the “Equity Plans”) during the term of Employee’s employment, other than the restricted stock units (the “2019 RSUs”) granted to Employee pursuant to that certain Restricted Stock Unit Award Agreement, dated September 18, 2019, by and between the Employee and the Company (the “Award Agreement”), which shall remain outstanding pursuant to the terms of the 2020 Plan and the Award Agreement, shall be 100% vested and retained by Employee, notwithstanding any terms in an award agreement or plan document regarding forfeiture of such awards under the Equity Plans upon termination of employment, other than the 2020 Plan and the Award Agreement as to the 2019 RSUs (provided that the foregoing shall not in any way extend the awards beyond their original term). For the avoidance of any doubt, Employee acknowledges and agrees that he shall not be eligible for any additional compensation or benefits set forth in Section 9 of the Employment Agreement or any future change in control, sale bonus, or other transaction-based payments from the Company or any affiliate.

2. Section 18 of the Separation Agreement is amended by adding the phrase “(other than the Award Agreement)” between the words “agreement” and “and” in the first sentence of said section.

3. Except as expressly amended by this Amendment, the Separation Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. This Amendment may be executed in two or more counterparts (including by facsimile or portable document format (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original document for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed, or caused to be executed, this Amendment, to be effective as of the Effective Date.

THE COMPANY

U.S. Gold Corp.

By:	/s/ George Bee
Name:	George Bee
Title:	Chief Executive Officer and President

THE EMPLOYEE

/s/ Edward Karr
Edward Karr